Exhibit 8.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

November 9, 2010

Noah Holdings Limited

6/F, Times Finance Center

No. 68 Middle Yincheng Road, Pudong

Shanghai, 200120

The People’s Republic of China

Re: American Depositary Shares of Noah Holdings Limited (the “Company”)

Ladies and Gentlemen:

You have requested our opinion concerning the statements in the Registration Statement (as described below) under the caption “Taxation—Material United States Federal Income Tax Considerations” in connection with the public offering of certain American Depositary Shares (“ADSs”), each of which represents ordinary shares, par value $0.0005 per share, of the Company, pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 20, 2010 (the “Registration Statement”).

In connection with rendering the opinion set forth below, we have examined and relied on originals or copies of the following:

(a)	the Registration Statement; and

(b)	such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

Our opinion is conditioned on the accuracy of the facts, information and analyses set forth in such documents, certificates and records (as identified in clauses (a) and (b) of the immediately preceding paragraph). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

Noah Holdings Limited

November 9, 2010

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and validity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photo static copies, and the authenticity of the originals of such latter documents.

In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are correct without regard to any qualification as to knowledge or belief.

Our opinion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, judicial decisions, published positions of the U.S. Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the U.S. Internal Revenue Service or, if challenged, by a court.

Based on and subject to the foregoing, we confirm that the statements set forth as the opinions of special United States counsel in the Registration Statement under the caption “Material United States Federal Income Tax Considerations,” constitute our opinions, subject to the qualifications set forth therein, and we hereby consent to the inclusion of such opinions in the prospectus included in the Registration Statement.

Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

Noah Holdings Limited

November 9, 2010

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP